UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES AND EXCHANGE ACT

         Date of report (Date of earliest event reported): May 25, 2006


                             DATAMETRICS CORPORATION
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                        8567                    95-3545701
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No.)


    1717 Diplomacy Row, Orlando, Florida                            32809
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (407) 251-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
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|_|   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

      Effective May 25, 2006 Rafik Moursalien has been appointed Chief Financial Officer Of Datametrics Corporation (the "Company") by the Board of Directors of the Corporation.

      Mr. Moursalien began working as Controller for DataMetrics Corporation in 2004. Mr. Moursalien has over 15 years of progressive experience in Accounting and Finance, Business Management, and Network Administration. Before joining DataMetrics, Mr. Moursalien served as Controller at IBS Group, a Software Development Company serving State SBDC's, Federal Government Agencies, and Chambers of Commerce from December 2002 thru April 2004. From September 1997 thru October 2001, Mr. Moursalien served as Controller at Prometheus Energy Systems, an alternative energy producer, based in Toronto, Canada. Mr. Moursalien holds a Certified Public Accountant's License from the State of Delaware, the Certified Administrative Manager's Designation from the Canadian Institute of Certified Administrative Managers, and Novell's Certified Network Engineer Designation. He also holds a Degree in Accounting from George Brown College, and a B.S. in Business Management from LaSalle University.

      Mr. Moursalien's annual compensation effective May 29, 2006 is seventy five thousand dollars. There is no employment agreement. Mr. Moursalien's annual compensation prior to his appointment as Chief Financial Officer was sixty six thousand nine hundred and fifty dollars.


Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits: None

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

June 1, 2006                          DATAMETRICS CORPORATION


                                      By: /s/ Daniel Bertram
                                          --------------------------------------
                                          Name:  Daniel Bertram
                                          Title: Chief Executive Officer